Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-3

(Form Type)

AMPLITECH GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Type	Fee Calculation Rate Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Share(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value(1)	457(o)	—	—	$—	—	$—
Equity	Preferred Stock, $0.001 par value per share(2)	457(o)	—	—	—	—	—
Other	Warrants(2)	457(o)	—	—	—	—	—
Other	Units(2)	457(o)	—	—	—	—	—
Debt	Rights(2)	457(o)	—	—	—	—	—
Unallocated (Universal Shelf)	(2)	457(o)	$200,000,000	—	$200,000,000	$153.10 per $1,000,000	$30,620

Total Offering Amount					$200,000,000		$30,620
Total Fee Offsets (4)							$26,033.07
Net Fees Due							$4,586.93

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	The table lists each class of securities being registered and the aggregate proceeds to be raised in the offering and does not specify by each class information as to the amount to be registered or the proposed maximum offering price per security. Any securities registered hereunder for the offering may be sold separately or together in combination with other securities registered hereunder for the offering. In no event will the aggregate offering price of all securities issued from time to time in the offering pursuant to the registration statement of which this Exhibit 107 is a part, exceed $200,000,000, inclusive of any exercise price thereof.

(3)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.

(4)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under the registration statement to which this exhibit 107 is a part by $26,033.07, which represents the portion of the registration fee previously paid with respect to $176,375,841.58 of unsold securities previously registered on the registration statement on Form S-3 (File No. 333-278657), initially filed on April 12, 2024 and became stale on March 31, 2025. The total amount of the calculated registration fee before offsetting the registration fee previously paid is $30,620. Accordingly, $ 4,586.93 is paid with this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	AMPLITECH GROUP, INC.	S-3	333-278657(1)	April 12, 2024	—	26,033.07	(3)	Unallocated (Universal) Shelf	—	(2)	$Unallocated (Universal) Shelf	$176,375,841.58	(3)	—
Fee Offset Sources	AMPLITECH GROUP, INC.	S-3	333-278657(1)	—	April 12, 2024	—		—	—		—	—		$29,520

(1)	The Registrant’s registration statement on Form S-3 (File No. 333-278657) was initially filed on April 12, 2024 and was declared effective on April 24, 2024.

(2)	The Registrant’s Registration Statement on Form S-3 (File No. 333-278657) was for a universal shelf which included such indeterminate number or amount, as the case may be, of (i) common stock, (ii) preferred stock, (iii) debt securities, (iv) warrants and/or (v) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant.

(3)	Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $26,033.07 (calculated at the fee rate in effect at the date of the Registrant’s prior registration statement), which represents the portion of the registration fee previously paid with respect to $176,375,841.58 of unsold securities previously registered under the prior registration statement on Form S-3 (File No. 333-278657).